DEL MONTE FOODS COMPANY

                   EMPLOYEE STOCK PURCHASE PLAN

                  EFFECTIVE AS OF AUGUST 4, 1997


           1. Purpose of the Plan

           The purpose of this Del Monte Foods Company Employee Stock Purchase Plan is to allow stock ownership by eligible employees of Del Monte Foods Company ("DMFC") and each of its participating subsidiaries, thereby increasing eligible employees' personal interest in DMFC's continued success and progress.

           2. Definitions

           For purposes of the Plan, the following terms shall have the meanings indicated herein.

           (a) "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time.

           (b) "Common Stock" shall mean DMFC's common stock, par value $.01 per share.

           (c) "Company" shall mean DMFC and its subsidiaries.

           (d) "Participant" shall mean an eligible employee who purchases shares of Common Stock pursuant to this Plan.

           (e) "Plan" shall mean this Del Monte Foods Company
Employee Stock Purchase Plan.

           (f) A "Public Market" for the Common Stock shall be deemed to exist if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of
1934, as amended, or if trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

           (g) "Securities Act" shall mean the Securities Act of 1933, as amended.

           (h) "Stockholders' Agreement" shall mean an agreement in substantially the form set forth as Exhibit A hereto.


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           3. Common Stock Reserved for the Plan

           There shall be reserved for issuance under the Plan a total of 5,000 shares of Common Stock, subject to adjustment as provided in Section 11 herein. If any person becomes entitled to purchase shares of Common Stock pursuant to this Plan and for any reason does not purchase such shares, such shares may be reoffered to such person or to any other eligible employee. Shares of Common Stock issued under the Plan may be either authorized and unissued shares, treasury shares or both.

           The adoption of this Plan by the Board of Directors of DMFC shall not be construed as creating any limitations on the power of the Board of Directors of DMFC to adopt such other incentive arrangements as it may deem desirable.

           4. Administration of the Plan

           The Plan shall be administered by the Committee. The Committee shall have the authority, consistent with the Plan, to interpret the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions shall be binding for all purposes under the Plan.

           No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and DMFC shall indemnify and hold harmless each member of the Committee, and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost, expense (including reasonable attorneys' fees) or liability arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

           5. Eligibility

           Each key employee of the Company listed on Schedule I attached hereto shall be eligible to participate in the Plan. The
Committee may, at any time, or from time to time, amend Schedule
I to add additional key employees.

           6. Participation

           The Committee shall designate those eligible employees who shall be given an opportunity to purchase shares of Common Stock, the number of shares of Common Stock which each such eligible employee is entitled to purchase, the purchase price per share of Common Stock, the timing of such purchase and the other terms and conditions on which such purchase may be made.


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           7. Purchases

           Not later than seven (7) days (unless such time is extended by the Committee) following the delivery of notice to an eligible employee of his entitlement to purchase shares of Common Stock pursuant to this Plan or, if provided in such notification, satisfaction of each of the conditions to such purchase, such eligible employee may purchase such shares by paying the purchase price for such shares in cash or by certified check, bank cashier's check or wire transfer in immediately available funds. Certificates for shares of Common Stock purchased pursuant to this Plan shall be issued in the name of the Participant and delivered to the Participant as soon as practical following receipt of payment therefor.

           8. Securities Matters

           (a) Prior to the existence of a Public Market for the Common Stock, DMFC shall be under no obligation to deliver certificates representing shares of Common Stock issued pursuant to this Plan unless it receives a Stockholders' Agreement duly executed by the Participant respecting such shares. Any certificate representing shares of Common Stock issued pursuant to this Plan shall bear the legend specified in Section 2 of such Stockholders' Agreement, provided that the first paragraph of such legend shall be omitted from certificates issued after the commencement of a Public Market for the Common Stock and the second paragraph of such legend shall be omitted from certificates evidencing shares that have been registered under the Securities Act.

           (b) DMFC shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, DMFC shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until DMFC is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, in each case in addition to those described in Section 8(a) above, as the Committee deems necessary or desirable.

           9. Rights as a Stockholder

           No Participant shall have any rights with respect to any shares of Common Stock arising from this Plan until the date on which his name is entered on the books and records of DMFC as the record holder of such shares.

           10. Rights Not Transferable

           Rights to purchase shares of Common Stock pursuant to the Plan are not transferable, including by reason of the death of the Participant.


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           11. Adjustment for Changes in Common Stock

           In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock which may be purchased under the Plan shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock which may be purchased under the Plan as the Committee may deem appropriate.

           12. Withholding Taxes

           Whenever shares of Common Stock are to be issued hereunder the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such issuance prior to the delivery of any certificate or certificates for such shares.

           13. No Special Employment Rights

           (a) Nothing contained in the Plan shall confer upon any Participant or eligible employee any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant or eligible employee.

           (b) No person shall have any claim or right to participate in this Plan. The Committee's offering to sell shares of Common Stock to a Participant at any time shall neither require the Committee to make any additional offer to such Participant or to make an offer to any other Participant or other person at any time nor preclude the Committee from making subsequent offers to such Participant or any other Participant or other person.

           14. Amendment; Termination

           The Board of Directors of DMFC may at any time suspend or terminate the Plan, and may at any time, or from time to time, revise or amend the Plan in any respect whatsoever.

           15. Applicable Law

           The Plan will be administered in accordance with the laws of the State of California, without reference to its principles of conflicts of law.


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                            Schedule I

                       Eligible Participants